Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205690, No. 333-211156, No. 333-224638, No. 333-238253 and No. 333-279398) of Knowles Corporation of our report dated February 9, 2026 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 9, 2026